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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INTERNATIONAL WIRE GROUP, INC.

         The undersigned duly authorized officer of International Wire Group, Inc., a Delaware corporation, hereby certifies the following:

         1. The name of the corporation is International Wire Group, Inc. (the "Corporation"). The name under which the Corporation originally was incorporated was Omega Wire Corp., and the date of filing of the original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware was March 10, 1995.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation, as amended, to give effect to the Corporation's Joint Plan of Reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") pursuant to the confirmation order, dated August 25, 2004, of the United States Bankruptcy Court for the Southern District of New York and Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware (the "DGCL"), as applicable.

         3. The Certificate of Incorporation, as amended and restated hereby, shall upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

         FIRST: The name of the Corporation is International Wire Group, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares designated as common stock, par value $.01 per share. Notwithstanding anything to the contrary herein, the Corporation shall not issue nonvoting equity securities; provided, such prohibition on the issuance of nonvoting securities shall have no force and effect except to the extent and for so long as section 1123 of the Bankruptcy Code is applicable to the Corporation.

         FIFTH: The number of directors which shall constitute the entire Board of Directors of the Corporation shall be nine; provided, that this number may be increased or decreased from time to time only by an amendment to this Certificate of Incorporation; provided, further, that in no case shall the number of directors constituting the entire Board of Directors be less than three. No decrease in the number of directors constituting the Board of Directors shall shorten the term

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of any incumbent director. The directors of the Corporation shall initially be divided into two classes, with the first class designated as "Class I" and the second class designated as "Class II". Class I will consist of four (4) directors. Class II will consist of five (5) directors. The initial term of office of the Class I directors shall expire at the 2005 annual meeting of stockholders and the initial term of office of the Class II directors shall expire at the 2006 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At the 2005 annual meeting, the Class I directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Upon the expiration of the initial term of office of the Class II directors at the 2006 annual meeting of stockholders, the Board of Directors of the Corporation shall cease to be divided into classes. At the 2006 annual meeting and at each annual meeting thereafter, the persons elected to succeed the directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Except as otherwise provided in the bylaws of the Corporation, the Board of Directors, acting by a majority vote of the directors then in office, may fill any newly created directorships or vacancies on the Board of Directors.

         SIXTH: Directors of the Corporation need not be elected by written ballot.

         SEVENTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

         EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         NINTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or


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was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL or other applicable law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation and such other persons as may be permitted under the DGCL to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,


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(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to the fullest extent as permitted by any law existing on the date hereof or hereafter enacted, including without limitation any subsequent amendment to the DGCL.

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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned duly authorized officer of the Corporation as of October 20, 2004.


                                       /s/ GLENN J. HOLLER
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                                       Glenn J. Holler
                                       Secretary